Filed pursuant to Rule 424(b)(3)
                                            Registration Statement No. 333-57355


                           PROSPECTUS SUPPLEMENT NO. 6
                       (to prospectus dated July 17, 1998)

                                3,267,564 Shares
                       First Industrial Realty Trust, Inc.
                                  Common Stock

     This prospectus supplement supplements information contained in the "Selling Stockholders" section of the prospectus dated July 17, 1998 relating to the potential offer and sale from time to time of up to 3,267,564 shares of common stock of First Industrial Realty Trust, Inc. by the selling stockholders. This prospectus supplement is not complete without, and may not be delivered or used except in connection with, the prospectus dated July 17, 1998, including any supplements or amendments to such prospectus.

     The table below reflects the following transactions:

     o    the transfer by Paul F. Obrecht of 834 units to the Saint James
          School.


                       Number of Shares and Units Owned         Number of Shares
Name                         Before the Offering                 Offered Hereby
----                   --------------------------------         ----------------

Paul F. Obrecht                     4,455                            4,455
Saint James School                   834                              834



            The date of this prospectus supplement is March 12, 2002.